EXHIBIT 10.22

MPS GROUP, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into and effective as of {Effective Date}, by and between MPS Group, Inc., a Florida corporation (the “Company”), and «First» «Initial» «Last» (the “Optionee”).

WHEREAS, on the recommendation of the Board of Directors of the Company (the “Board”), the Company’s Shareholders approved adoption of the 2004 Equity Incentive Plan (the “Plan”), providing for, among other things, the award of stock options to employees of the Company and its affiliates or subsidiaries as approved by the Board or the Compensation Committee or other authorized committee of the Board (the “Committee”); and

WHEREAS, the Committee has granted the Optionee stock options to purchase the number of shares of the Company’s common stock as set forth below, and in consideration of the granting of these stock options the Optionee intends to remain in the employ of the Company or one or more of its affiliates or subsidiaries and hereby agrees to the other terms stated herein; and

WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such options in accordance with the Plan;

NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree to the above and as follows.

1. Incorporation of Plan. These options are granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan is publicly filed and has been made available to the Optionee, which the Optionee hereby acknowledges and agrees, and the Optionee further acknowledges and agrees that these options are expressly awarded subject to the Plan terms and provisions. To the extent not expressly defined in this Agreement, all capitalized terms shall have the meanings set forth in the Plan.

2. Grant of Options. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the “Option”) to purchase all or any part of the number of shares of the Company’s common stock, par value $.01 per share (the “Shares”), set forth on Schedule A attached hereto and incorporated herein by reference. The Option shall vest and be exercisable in the amounts and at the time specified on Schedule A. The Option shall expire and shall not thereafter be exercisable on the date specified on Schedule A or shall terminate on such earlier date as determined pursuant to Section 8, 9, or 10 hereof. Schedule A states whether the Option is intended to be an Incentive Stock Option. If all or any portion of an Incentive Stock Option does not qualify for and is not treated as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, it will be treated as a Nonqualified Stock Option.

3. Purchase Price. The price per share to be paid by the Optionee for the Shares subject to this Option (the “Exercise Price”) shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market Value of a Share as of the date of grant if the Option is an Incentive Stock Option.

4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 Shares or the number of vested Shares as to which the Option remains unexercised. In the event this Option is not exercised with respect to all or any part of the Shares subject to this Option prior to its expiration or termination, the Shares with respect to which this Option was not exercised shall no longer be subject to this Option.

5. Option Non-Transferable. Except as specified in Exhibit A hereto, no Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed).

6. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 17 hereof to the attention of the President or such other officer as the Company may designate. Any such notice shall: (a) specify the number of Shares which the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 13 hereof and (c) be accompanied by (i) a certified or cashier’s check payable to the Company in payment of the total Exercise Price applicable to such Shares as provided herein, (ii) Shares of stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such Shares purchased hereunder or (iii) a certified or cashier’s check accompanied by the number of Shares of stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such Shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of Shares specified in such notice registered in the name of the person exercising this Option.

7. Adjustment in Option. In the event of a change in capitalization of the Company, the Company may make appropriate adjustments to the number and class of Shares or other securities subject to the Option and the purchase price for such Shares or other securities. The Company’s adjustment shall be final, binding and conclusive for all purposes this Agreement.

8. Termination of Employment.

(a) Except as otherwise specified in Schedule A hereto, in the event of the termination of the Optionee’s employment with the Company, other than a termination that is either (i) for Cause, (ii) voluntary on the part of the Optionee and without written consent of the Company or (iii) for reasons of death or Disability or retirement, the Optionee may exercise this Option at any time within thirty (30) days after such termination to the extent of the number of Shares which were vested hereunder at the date of such termination.

(b) Except as otherwise specified in Schedule A hereto, in the event of a termination of the Optionee’s employment with the Company that is either (i) for Cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

(c) Except as otherwise specified in Schedule A hereto, in the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company, the Optionee shall continue to have the right to exercise any Options for Shares which were vested at the date of the Optionee’s retirement provided that, on the date which is three months after the date of retirement, the Option will become void and unexercisable unless on the date of retirement the Optionee enters into a noncompete agreement with the Company and its subsidiaries and continues to comply with such noncompete agreement.

(d) This Option does not provide Optionee with a definite term or duration of employment or confer upon the Optionee any right or expectation with respect to continuance of employment by the Company or by any of its subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one or more of its subsidiaries.

(e) For purposes of this Section 8, termination or retirement from Optionee’s employment with the Company means termination of or retirement from employment with the Company and its subsidiaries or affiliates such that the Optionee is no longer employed with any company comprising the group of companies affiliated with the Company.

9. Disabled Optionee. In the event of termination of employment because of the Optionee’s incurring a Disability, the Optionee (or his or her personal representative) may exercise this Option after such determination of a Disability at any time prior to the option expiration date set forth in Schedule A.

10. Death of Optionee. In the event of termination of employment because of the Optionee’s death, the Optionee’s administrators, executors or personal representatives may nonetheless exercise this Option at any time prior to the option expiration date set forth in Schedule A.

11. Post-Employment Covenants.

(a) For a period of one (1) year following any termination of Optionee’s employment with the Company or any of its subsidiaries at which Optionee was employed (hereinafter “Employer”), whether voluntary or involuntary, Optionee agrees not to directly or indirectly solicit or accept business from Employer’s clients for any business which competes with Employer which account was solicited, serviced or supervised by the Optionee, (and, if Optionee is a branch or regional manager, or the equivalent title, of Employer, any client which was solicited or serviced by the Optionee’s branch or region) during his or her employment with Employer.

(b) For a period of one (1) year following any termination of Optionee’s employment with Employer, whether voluntary or involuntary, Optionee agrees not to hire, recruit or attempt to recruit for any business which competes with or is similar to Employer any person who was employed or contracted with by Employer at any time during the twelve (12) month period prior to Optionee’s termination of employment with Employer.

(c) If similar post-employment covenants are included in any other agreement between the Company or Employer and Optionee, then such covenants shall be read in conjunction with the post-employment covenants herein so as to provide to Company and Employer the greatest possible benefit from the operation and enforcement of all such covenants read separately or together, and the post-employment covenants included herein are not meant to supplant or override the enforcement of other similar types of such covenants that may provide for greater benefit to the Company or Employer.

12. Date of Grant. This Option was granted by the Committee on the date set forth in Schedule A (the “Date of Grant”).

13. Compliance with Regulatory Matters.

(a) The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any Shares upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including, without limitation, the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Shares complies with the provisions described by this Section 13.

(b) The Option may not be exercised at any time unless, in the opinion of counsel for the Company, the issuance and sale of the Shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended, or any other applicable federal or state securities law, rule or regulation, or the Shares have been duly registered under such laws. The Company intends to register the Shares issuable upon the exercise of the Option; however, until the Shares have been registered under all applicable laws, the Optionee shall represent, warrant and agree, as a condition to the exercise of the Option, that the Shares are being purchased for investment only and without a view to any sale or distribution of such Shares and that such Shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration. The Optionee acknowledges that an appropriate legend giving notice of the foregoing restrictions shall appear conspicuously on all certificates evidencing the Shares issued upon the exercise of the Option.

14. Restriction on Disposition of Shares. The Shares purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee’s will, or the laws of descent and distribution, until such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the Shares to the Optionee pursuant to the exercise of such Incentive Stock Option.

15. Withholding of Taxes.

(a) The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes (if any) to the Company in cash prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the “Tax Election”) to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value equal to the Withholding Taxes; provided that, if the Optionee may be subject to liability under Section 16(b) of the Securities Exchange Act of 1934, the election must comply with the requirements applicable to share transactions by such Optionee.

(b) If the Optionee makes a disposition, within the meaning of Section 424(c) of the Internal Revenue Code of 1986 and regulations promulgated thereunder, of any Shares issued pursuant to exercise of an Incentive Stock Option within the two-year period commencing on the day after the Date of Grant or within the one-year period commencing on the day after the date of transfer of such Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of any Withholding Taxes.

16. No Rights as Shareholder. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a shareholder with respect to the Shares subject to the Option until i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company, whereupon the Optionee shall have full voting, dividend, distribution and ownership rights with respect to such Shares.

17. Miscellaneous.

(a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Florida.

(c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or five (5) days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the last known address set forth in the Company’s personnel records and, if to the Company, to the Law Department of the Company at the executive offices of the Company at 1 Independent Drive, Jacksonville, FL 32202.

(d) This Agreement may not be modified or waived except in writing executed by each of the parties hereto.

(e) Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

(f) This Option is conditioned on the Optionee’s execution and delivery of this Agreement. If this Agreement is not executed and delivered by the Optionee, it may be canceled by the Company.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Stock Option Agreement as of {Effective Date}.

MPS GROUP, INC.		OPTIONEE

BY:
Its:

SCHEDULE A

TO

STOCK OPTION AGREEMENT

BETWEEN

MPS GROUP, INC.

AND

[OPTIONEE]

1.	Number of Shares Subject to Option: shares.

2.	This Option (Check one) ☐ is ☐ is not an Incentive Stock Option.

3.	Option Exercise Price: $ per share.

4.	Date of Grant:

5.	Option Vesting Schedule:

Check one:

☐	Options are exercisable with respect to all shares on or after the date hereof

☐	Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

No. of Shares	Vesting Date

provided, however, that if there is a Change in Control of the Company (as defined in the Plan), then all previously unvested options shall vest immediately.

6.	Option Exercise Period:

Check One:

☐	All options expire and are void unless exercised on or before [EXPIRATION DATE].

☐	Options expire and are void unless exercised on or before the date indicated next to the number of shares:

No. of Shares	Expiration Date

7.	Effect of Termination of Employment of Optionee (if different from that set forth in Sections 8, 9 and 10 of the Stock Option Agreement): Regardless of any provision in Section 8, 9 or 10 of the Stock Option Agreement, such Agreement shall by virtue hereof expressly provide for:

(i) exercisability of vested Options (including those vested under paragraph 7 (ii) below) for at least two years following the Optionee’s termination of employment with the Company (or if sooner, 10 years from Date of Grant of the Option);

(ii) full vesting of Options upon (a) a Change in Control of the Company (as defined in the Plan) or (b) termination of the Optionee’s employment with the Company for reasons other than (1) by the Company for Cause or (2) by the Optionee without Good Reason; and

(iii) exercisability of Options only to the extent vested on the date of the Optionee’s termination of employment with the Company, in the event of termination (a) by the Company for Cause or (b) by the Optionee without Good Reason.

8.	Resale Restriction; Restricted Shares: Optionee agrees that he or she will not sell or otherwise dispose of for value any Shares Optionee obtains upon exercise of the Option until the first to occur of either:

(i) two (2) years having elapsed following the Date of Grant;

(ii) a Change in Control of the Company (as defined in the Plan); or

(iii) the termination of the Optionee’s employment with the Company for reasons other than (1) by the Company for Cause or (2) by the Optionee without Good Reason.

Until the lapsing of the foregoing restrictions on the sale or disposition of any Shares acquired by the Optionee on the exercise of the Option, the Company may in its discretion issue one or more stock certificates (the “Certificate(s)”) in the name of the Optionee for any Shares acquired by the Optionee upon the exercise of the Option which Optionee hereby acknowledges and agrees would be subject to and bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of a Stock Option Agreement entered into between the registered owner and MPS Group, Inc., effective as of [Date]. Copies of such Agreement are on file in the offices of the Secretary, MPS Group, Inc., 1 Independent Drive, Jacksonville, Florida 32202.”

The Company may in its discretion issue in the name of the Optionee the Shares in an uncertificated form as properly recorded in the books and records of the Company, including its stock transfer book, which Shares Optionee hereby acknowledges and agrees would be subject to the same restrictions and limitations on transferability as are set forth for the Certificate(s) herein.

9.	Certain Defined Terms: For purposes of clauses 7 and 8 of this Schedule A, the terms “Cause” and “Good Reason” shall have the meanings ascribed thereto in the Optionee’s Employment Agreement with the Company, or if such terms are not expressed therein then such terms shall have the meanings ascribed thereto in the latest of any Restricted Stock Agreement between the Optionee and the Company the effective date of which preceded this Agreement.

SCHEDULE B

TO

STOCK OPTION AGREEMENT

BETWEEN

MPS GROUP, INC.

AND

[OPTIONEE]

NOTICE OF EXERCISE

The undersigned hereby notifies MPS Group, Inc. (the “Company”) of this election to exercise the undersigned’s stock option to purchase                          shares of the Company’s common stock, par value $.01 per share (the “Shares”), pursuant to the Stock Option Agreement (the “Agreement”) between the undersigned and the Company dated                                         . Accompanying this Notice is (1) a certified or a cashier’s check in the amount of $                     payable to the Company and/or (2)                                  shares of the Company’s common stock, par value $0.01 per share, presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the 2004 Equity Incentive Plan) as of the date hereof of $                    , such amount(s) being equal, in the aggregate, to the purchase price per Share set forth in Section 3 of the Agreement multiplied by the number of Shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 7 of the Agreement).

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of                                 .

OPTIONEE [OR OPTIONEE’S ADMINISTRATOR, EXECUTOR OR PERSONAL REPRESENTATIVE]

Name:
Position (if other than Optionee):